Exhibit 10.6

FIRST AMENDMENT TO THE AMENDED AND RESTATED
MANAGEMENT AGREEMENT

This First Amendment to the Amended and Restated Management Agreement (the "Amendment") is made and entered into effective as of this 20th day of July, 2010 by and between CHARTER COMMUNICATIONS OPERATING, LLC, a Delaware limited liability company (the "Company"), on behalf of itself and certain Specified Subsidiaries of the Company (the "Company Entities") (as defined in the Agreement (defined below)), and CHARTER COMMUNICATIONS, INC., a Delaware corporation (the "Manager").

WITNESSETH:

WHEREAS, the Company Entities have retained Manager to manage and operate the cable television systems and related and incidental businesses now owned, operated or hereafter acquired by the Company Entities all pursuant to the terms and provisions of that certain Amended and Restated Management Agreement dated June 19, 2003 (the "Agreement").

WHEREAS, the parties desire to amend the terms of the Agreement to provide for automatic renewal of the term of the Agreement.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows.

AGREEMENTS:

1.           Amendment of Term.  Section 4 (Term of the Agreement) is amended to provide that the Agreement shall be automatically renewed for rolling ten (10) year periods following the expiration of the initial ten (10) year term originally provided in the Agreement (the "Initial Term") or any subsequent additional ten (10) year term pursuant to the terms of this Amendment (each, a "Renewal Term" and together with the Initial Term, collectively or individually, the "Term") unless either party provides written notice of its intent not to renew not less than sixty (60) days prior to the expiration of the then-current ten (10) year Term.  Notwithstanding any termination or expiration of the Term, the parties shall remain obligated to pay for any incurred or accrued fees or expenses arising prior to such termination or expiration in accordance with the terms of the Agreement, as amended hereby.

2.           Miscellaneous.  All capitalized terms not otherwise defined herein shall have the meaning set forth in the Agreement.  This Amendment inures to the benefit of, and binds the parties and their respective successors and assigns.  Except as expressly set forth herein, all of the terms, conditions and covenants contained in the Agreement shall remain unmodified and in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have executed the foregoing First Amendment to the Amended and Restated Management Agreement effective as of the day and year first above written.

"Company"

CHARTER COMMUNICATIONS OPERATING, LLC,
a Delaware limited liability company

By:    /s/ Eloise E. Schmitz
        Eloise E. Schmitz, Executive Vice President and
        Chief Financial Officer

"Manager"

CHARTER COMMUNICATIONS, INC.,
a Delaware corporation, on its own behalf, and in its capacity as manager under, the respective limited liability company
agreements of, the Company Entities

By:    /s/ Eloise E. Schmitz
        Eloise E. Schmitz, Executive Vice President and
        Chief Financial Officer